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                                                                    EXHIBIT 23.2

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                 CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS
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As independent chartered accountants, we hereby consent to the use of our report dated July 31, 1998 (except with respect to the matters discussed in Note 22, as to which the date is September 11, 1998) related to Discreet Logic Inc.'s Consolidated Financial Statements as of June 30, 1997 and 1998 and for the periods ended July 31, 1996, June 30, 1997 and June 30, 1998 and to all references to our Firm, included in or made a part of Registration Statement on Form S-4.

                                        Arthur Andersen & Cie
Montreal, Quebec                        Chartered Accountants
September 30, 1998                      General Partnership